EGAN SYSTEMS, INC.
                          4904 Waters Edge Drive, #160
                          Raleigh, North Carolina 27606


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 25,2003



To the Shareholders of Egan Systems, Inc.:

     An Annual Meeting of Shareholders of Egan Systems, Inc. (the "Company") will be held at the Clarion Hotel Crabtree, 4501 Creedmoor Road, Raleigh, North Carolina 27612 at 1:00 p.m. on Wednesday, June 25, 2003 for the following purposes:

1. To elect three directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on May 10, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

         YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                     By Order of the Board of Directors

                                     /s/ Ralph Jordan
                                      ------------------------------
                                         Ralph Jordan
                                         Secretary


Raleigh, NC
May ___, 2003

                               EGAN SYSTEMS, INC.
                          4904 Waters Edge Drive, #160
                          Raleigh, North Carolina 27606


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 2003



                                  INTRODUCTION


     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Egan Systems, Inc. (the "Company") for use at the 2003 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Clarion Hotel Crabtree, 4501 Creedmoor Road, Raleigh, North Carolina 27612 on Wednesday, June 25, 2003 at 1:00 p.m. local time. The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about May 23, 2003.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted for the election to the Board of Directors of the nominees of the Board of Directors named herein. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

Voting Securities

     Shareholders of record at the close of business on May 10, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, no par value per share (the "Common Stock"), outstanding and entitled to vote was 19,646,652. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

     The presence at the Annual Meeting, in person or by proxy, of the holders of not less than one-third of the eligible votes represented by the outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgement.

     Shares of Common Stock and Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The appointment of the independent auditors of the Company requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any such other matter.

     Under the laws of the Delaware dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

                              ELECTION OF DIRECTORS
                             (Proxy Proposal No. 1)

     Three directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock and Preferred Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Articles of Association. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

Nominees for Election

     The following table sets forth information with respect to each nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                       Served as
                                                       Director
Name and Age          Principal Occupation             Continuously Since
-------------         --------------------             -------------------

Ralph Jordan (48)      President, Secretary                    1988

Jack Laskin (73)       Retired (2)                             1987

Nancy Egan (62)        Homemaker                               2002


------------

(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Executive Officers of the Company", the individuals named in the table have held their positions for more than five years.

(2) Prior to his retirement in 1986, Mr. Laskin was President of Diplomat Electronics Corp. from 1983 through 1986 and Vice President for Marketing at Schweber Electronics until 1983.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

Information Regarding Executive Officers and Directors

     The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below.


Name and Age              Office
--------------           ---------

Ralph Jordan (48)        Chairman of the Board, President and Chief Executive
                         Officer, Secretary / Treasurer and Director


     Ralph Jordan became the President of Egan Systems, Inc. upon the death of Edward J. Egan in September 2001. Mr. Jordan became a Director of the Company when the Company acquired Envyr Corp., of which Mr. Jordan was President, in December of 1987. Mr. Jordan left Data General Corp. where he had headed the Languages Department, in November of 1986 to found Envyr Corp. Mr. Jordan is still President of the Company's Envyr subsidiary.

     Jack Laskin has been a Director of the Company since its inception in March of 1987. Prior to his retirement in 1986, Mr. Laskin was President of Diplomat Electronics Corp. from 1983 through 1986 and Vice President for Marketing at Schweber Electronics until 1983.

     Nancy Egan has been a Director of the Company since the passing of her husband, Ed Egan, the Company's founder. Ms. Egan is a homemaker.

Compliance with Section 16(a) of Exchange Act

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's common stock and any subsequent changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2002. All of the filing requirements were satisfied on a timely basis in 2002. In making these disclosures, the Company has relied soley on written statements of its directors, executive officers and shareholders and copies of the reports that were filed with the Commission.

Committees and Attendance of the Board of Directors

     The Board of Directors does not have standing audit, compensation or nominating committees performing similar functions.

     During the year ended December 31, 2002, the Board of Directors held four formal meetings. Each director attended that meeting.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning cash and non cash compensation paid or accrued for services in all capacities to the Company during each of the three years ended December 31, 1999 for the Chief Executive Officer and each of the five most highly compensated executive officers whose compensation exceeded $100,000.

                                                           Annual Compensation       Long-term
                                                                                   Compensation
                                                                  Other Annual
Name and Principal Position      Year   Salary ($)     Bonus ($)  Compensation     Stock Options
----------------------------     ----   ----------     ---------  -------------    -------------

Edward J. Egan                   2001     90,000           0             (1)               0
Former Chief Executive           2000     96,000           0             (1)               0
Officer - deceased

Ralph Jordan                     2002    112,000           0             (1)               0
Chief Executive Officer          2001    122,000           0             (1)               0
President, Secretary / Treasurer 2000    102,836           0             (1)               0

-----------------

(1) Although the officers receive certain benefits such as Company provided insurance and car allowance, the value of such perquisites did not exceed the lesser of $5,000 or 10% of the officer's salary and bonus.

Compensation of Directors

     Jack Laskin and Nancy Egan received no compensation during the year ended December 31, 2002, for services as board members, but were reimbursed for expenses incurred in attending board meetings for that year.

                          BENEFICIAL OWNERSHIP OF STOCK

     The following table is furnished as of May 15, 2003, to indicate beneficial ownership of shares of the Company's Common Stock and Preferred Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock or Preferred Stock, (2) each director and nominee for director of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

Name and Address of Beneficial    Amount and Nature of      Title of  Percent of
          Owner                   Beneficial Ownership(1)    Class      Class
-------------------------------   ------------------------ ---------- ----------

Nancy Egan (2)                          1,542,000           Common        8.3%

Ralph Jordan (4)                          490,000           Common        2.7%

Jack Laskin (3)                         1,340,000           Common        7.2%

All executive officers and              3,387,000           Common       18.1%
directors as a group (3 persons)

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)  Address is 32 Harbor Hill Dr., Ft. Jefferson, NY 11777

(3)  Address is 1024 Westwood, New York 11598.

(4)  Address is 4904 Waters Edge Dr., #160, Raleigh, NC 27606.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     All transactions between the Company, its officers, directors, principal shareholder or affiliates, whether presently existing are, or in the future will be, in the belief of management, on terms no less favorable to the Company than may be obtained from unaffiliated third parties.


     Other than the elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 2003 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than June 1, 2003.

                            EXPENSES OF SOLICITATION

     The Company will pay all of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgement on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                    By Order of the Board of Directors

                                    /s/Ralph Jordan
                                    --------------------------
                                       Ralph Jordan
                                       President

Raleigh, NC
May ___, 2003